CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 22, 2005 relating to the financial statements of Care Recruitments Solutions International, Inc. (a development stage company).

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.


WEBB & COMPANY, P.A.
Certified Public Accountants


Boynton Beach, Florida
August 23, 2005